EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dean Witter, III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of KaloBios Pharmaceuticals, Inc. on Form 10-K for the year ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Annual Report of KaloBios Pharmaceuticals, Inc. on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of KaloBios Pharmaceuticals, Inc.

By:	/s/ Dean Witter, III

Name:	Dean Witter, III
Title:	Interim Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	September 1, 2016